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                                  NSAR ITEM 77O

               VK Trust for Investment Grade California Municipal
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING             PURCHASED FROM    AMOUNT OF SHARES   % OF UNDERWRITING      DATE OF PURCHASE
                                                                           PURCHASED


         1          Virgin Island Public Financing     Paine Webber        2,000,000              0.670%             11/10/99
         2               L.A. DWAP Elec. Rev.           JP Morgan          2,000,000              0.594%             02/16/00


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Participating Underwriters

Underwriter #1                              Underwriter #2

Morgan Stanley                              Goldman Sachs
Roosevelt & Cross                           Bear Stearns
                                            PaineWebber
                                            Bank of America
                                            EJ Dela Rosa
                                            Merrill Lynch
                                            Morgan Stanley
                                            Salomon Smith Barney
                                            Muriel Siebert/Siebert Brandford